UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 19, 2009
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

2222 N 111th Street
Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
(402) 829-6800
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 19, 2009, Lindsay Corporation (the “Company”) entered into employment agreements with David B. Downing, Barry A. Ruffalo and Timothy J. Paymal relating to their continuing positions as the Company’s President — International Division, President — North America Irrigation, and Vice President and Chief Accounting Officer, respectively. In addition, Barrier Systems, Inc., a wholly owned subsidiary of the Company, entered into an amendment of its existing employment agreement with Owen S. Denman relating to his continuing position as the President and Chief Executive Officer — Barrier Systems Inc. The new and amended agreements provide for a term of one year and the automatic extension of that term by one day for each day of employment unless the Company notifies the employee that it does not wish to further extend the term. Accordingly, the agreements will have a remaining term of one year from the date the Company notifies the executive that it does not wish to further extend the term.
The agreements provide for (i) base salaries equal to the current base salaries of the executives ($286,000, $255,000, $239,500 and $175,000 for each of Messrs. Downing, Ruffalo, Denman and Paymal, respectively), and (ii) target bonus percentages equal to the current target bonus percentages for each executive (45%, 45%, 45% and 35% for each of Messrs. Downing, Ruffalo, Denman and Paymal, respectively). The agreements also provide that the executives will be eligible to receive annual long-term equity incentives in the discretion of the Compensation Committee and will be eligible to participate in other insurance and benefit plans generally available to senior executives of the Company.
Each agreement also provides for severance compensation equal to one times (or one-half times with respect to Mr. Paymal) annual base salary (or base salary plus target bonus if termination occurs within one year following a “change in control” (as that term is defined in the agreements)) for each executive if his employment is terminated without “cause” (as that term is defined in each agreement) or if he terminates his employment for “good reason” (as that term is defined in each agreement) within one year following a change in control.
Copies of the Employment Agreements for each of Messrs. Downing, Ruffalo and Paymal are filed as Exhibits 10.1, 10.2 and 10.3 hereto. A copy of the Amendment to Employment Agreement for Mr. Denman is filed as Exhibit 10.4 hereto.
Item 9.01. Financial Statements and Exhibits
10.1	Employment Agreement, dated February 19, 2009, by and between the Company and David B. Downing

10.2	Employment Agreement, dated February 19, 2009, by and between the Company and Barry A. Ruffalo

10.3	Employment Agreement, dated February 19, 2009, by and between the Company and Timothy J. Paymal

10.4	Amendment to Employment Agreement, dated February 19, 2009, by and between Barrier Systems, Inc., the Company and Owen S. Denman

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2009	LINDSAY CORPORATION
	By:	/s/ Timothy J. Paymal
Timothy J. Paymal, Vice President and
Chief Accounting Officer